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                                                                                                       Exhibit 11
                                      WISCONSIN PUBLIC SERVICE CORPORATION
                                      ------------------------------------
                 INFORMATION WITH RESPECT TO THE COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                 ---------------------------------------------------------------------------------
                                                             Three Months Ended            Six Months Ended
                                                                 June 30                       June 30
                                                          ------------------------      ---------------------
                                                                 (Thousands)                   (Thousands)
                                                            1994           1993            1994            1993
                                                            ----           ----            ----            ----
SHARES OF COMMON STOCK OUTSTANDING AT
BEGINNING OF PERIOD                                           23,897         23,897           23,897         23,846

  Shares of common stock issued during
    this period -
                                  Number
Date of Issue                   of Shares
- - -------------                   ---------
January 27, 1993                  10,341                                                                         10
February 26, 1993                  9,434                                                                         10
March 20, 1993                    22,142                                                                         22
March 24, 1993                     8,901                                                                          9
                                                          ----------     ----------       ----------     ----------
SHARES OF COMMON STOCK OUTSTANDING AT
END OF PERIOD                                                 23,897         23,897           23,897         23,897
                                                          ==========     ==========       ==========     ==========
COMPUTATION OF DAILY WEIGHTED AVERAGE
SHARES OUTSTANDING:

  Shares of common stock outstanding at
    beginning of period -

                Number            Number
                 of                 of
                Days              Shares
                ------            ------
June 30, 1993     91            23,896,962                                2,174,624
June 30, 1993     26            23,846,144                                                                  620,000
June 30, 1994     91            23,896,962                 2,174,624
June 30, 1994    181            23,896,962                                                 4,325,350

  Shares of common stock outstanding
    after shares issued during the period -

                Number            Number
                 of                 of
                Days              Shares
                -----             ------
June 30, 1993     30            23,856,485                                                                  715,695
June 30, 1993     22            23,865,919                                                                  525,050
June 30, 1993      4            23,888,061                                                                   95,552
June 30, 1993     99            23,896,962                                                                2,365,799
                                                          ----------     ----------       ----------     ----------
Total days shares outstanding                              2,174,624      2,174,624        4,325,350      4,322,096
                                                          ==========     ==========       ==========     ==========
AVERAGE NUMBER OF SHARES OF COMMON
STOCK OUTSTANDING BASED ON DAILY
WEIGHTED AVERAGE COMPUTATIONS                                 23,897         23,897           23,897         23,879
                                                          ==========     ==========       ==========     ==========
EARNINGS ON COMMON STOCK, as set forth
in statements of income                                       $7,410        $10,883          $29,007        $31,054
                                                          ==========     ==========       ==========     ==========
EARNINGS PER SHARE OF COMMON STOCK
BASED ON WEIGHTED AVERAGE SHARES
OUTSTANDING                                                    $0.31          $0.45            $1.21          $1.30
                                                          ==========     ==========       ==========     ==========

                The accompanying notes to financial statements are an integral part of these statements.


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